Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is dated September 13, 2012, and effective as of January 1, 2012 (the “Effective Date”), between Dolphin Digital Media, Inc., a Nevada corporation (the “Company”) and William O’Dowd IV (the “Executive”).

RECITALS

The Company is principally engaged in the business of creating original online programming and membership clubs geared toward tweens and teens (collectively the “Business”).

The Executive has extensive experience in all aspects of the Business.

The Company desires to employ the Executive and the Executive desires to be employed by the Company.

The parties agree that a covenant not to compete is essential to the growth and stability of the Business of the Company.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

1.           Recitals. The above recitals are true, correct, and are herein incorporated by reference.

2.           Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment, upon the terms and conditions hereinafter set forth.

3.           Authority and Power During Employment Period.

a.           Duties and Responsibilities. During the term of this Agreement, the Executive shall serve as the Chief Executive Officer of the Company and shall report to the Company’s Board of Directors. The Executive, as a crucial member of the Company’s executive team, shall be the principal executive officer of the Company and, as such, shall manage the day to day operations of the Company.

b.           Time Devoted. Throughout the term of the Agreement, the Executive shall devote the majority of the Executive’s business time and attention to the affairs of the Company, consistent with the Executive’s position with the Company, provided, however, the foregoing restrictions shall not prohibit the Executive from engaging in business activities outside of the Company, including but not limited to, the creation of original programming for other media (e.g. television, film), including the creation of original programming for other media aimed at tweens or teens (e.g. tween-oriented television programming), as well as the creation of original programming not primarily aimed at tweens or teens that may be initially sold to online platforms.

4.           Term. The employment hereunder will commence on the Effective Date and will continue for an initial  term of three years thereafter, subject to a two year renewal at the option of the Executive, which option shall be exercisable by notice from the Executive to the Company prior to the end of the initial term hereof (collectively the “Term”).

5.           Compensation and Benefits.

a.           Salary. The Executive shall be paid a base salary (the “Base Salary”) at an annual rate of $250,000. The Base Salary shall be reviewed annually throughout the Term by Company’s Board of Directors and may be raised in its sole discretion.

b.           Performance Based Bonus. As additional compensation, the Executive shall be entitled to receive a bonus (“Bonus”) for each year during the Term of the Executive’s employment in an amount determined by the Company’s Board of Directors.

c.           Signing Bonus.  In consideration for (i) the Executive’s entry into this Agreement, including the Covenant Not to Compete under paragraph 7; (ii) the waiver by the Executive of any right to compensation for services rendered to the Company prior to the Effective Date of this Agreement; and (iii) the waiver by the Executive of any anti-dilution, preemptive, or similar rights the Executive has or had with respect to the Executive’s equity ownership of the Company, the Company shall pay the Executive a signing bonus in the amount of $1,000,000 concurrently with the execution hereof.

d.           Executive Benefits. The Executive shall be entitled to participate in benefit programs of the Company currently existing or hereafter established, including, but not limited to, group life insurance, health insurance, dental, and 401 K.

d.           Vacation. The Executive shall be entitled to four (4) weeks of paid time off each year during the Term.

e.           Business Expense Reimbursement. During the Term of employment, the Executive shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Executive (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided the Executive properly accounts therefore.

f.           Accrued Compensation.  Any compensation due Executive under this Agreement that is unpaid and accrued by the Company shall accrue interest on the principal amount thereof, from the date due until paid in full, in the amount of 10% per annum.

6.           Consequences of Termination of Employment.

a.           Death. In the event of the death of the Executive during the Term, Base Salary and any earned Bonus shall be paid to the Executive’s designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Executive until the date of death. Other death benefits will be determined in accordance with the terms of the Company’s benefit programs and plans.

b.           Disability.

(1)           In the event of the Executive’s Disability, as hereinafter defined, the Executive shall be entitled to compensation in accordance with the Company’s disability compensation practice for senior executives, including any separate arrangement or policy covering the Executive, but in all events the Executive shall continue to receive the Executive’s Base Salary for ninety (90) days from the date on which the Disability has been deemed to occur. Any amounts provided for in this Section 6(b) shall be offset by other long-term disability benefits provided to the Executive by the Company.

(2)           “Disability,” for the purposes of this Agreement, shall be deemed to have occurred in the event (A) the Executive is unable by reason of sickness or accident to perform the Executive’s duties under this Agreement for an aggregate of 30 days in any twelve-month period or (B) the Executive has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to Disability shall be deemed to have occurred upon the first day of the month following the determination of Disability as defined in the preceding sentence.

Anything herein to the contrary notwithstanding, if, following a termination of employment hereunder due to Disability as provided in the preceding paragraph, the Executive becomes reemployed, whether as an Executive or a consultant to the Company, any salary, annual incentive payments or other benefits earned by the Executive from such reemployment shall offset any salary continuation due to the Executive hereunder commencing with the date of re-employment.

c.           Termination by the Company for Cause.

(1)           Nothing herein shall prevent the Company from terminating the Executive’s employment hereunder for “Cause,” as hereinafter defined. In the event of a termination for Cause, the Executive shall receive Base Salary and benefits through the date of termination only, together with any Bonus that has been earned as of that date.

(2)           “Cause” shall mean:

(A)           Executive’s material violation of any of the material provisions of this Agreement, or the material rules, policies, and/or procedures of the Company, or commission of any material act of fraud, misappropriation, breach of fiduciary duty or theft against or from the Company, if such violation is not cured as soon as is reasonably practical, and in any event within sixty (60) days after written notice from the Company.

(B)           Executive’s material violation of any law, rule or regulation of a governmental authority or regulatory body with jurisdiction over the Company or Executive relative to the conduct of Executive in connection with the Company’s business or its securities, if such material violation is not cured as soon as is reasonably practical, and in any event within sixty (60) days after written notice from the Company.

(C)           The conviction of Executive of a felony under the laws of the United States of America or any state therein.

d.           Termination by the Company Other than for Cause. The Company may terminate the Executive’s employment in the Company’s sole discretion at any time; provided, however, that in the event such termination is not pursuant to Section 6(a), Section 6(b), or Section 6(c) hereof, the Company may terminate this Agreement upon three (3) months’ prior written notice. During such three (3) month period the Executive shall continue to perform the Executive’s duties pursuant to this Agreement and the Company shall continue to compensate the Executive pursuant to this Agreement. In the event of a termination under this Section 6(d), the Executive shall receive any Bonus that has been earned as of the date of termination, plus Base Salary only (i.e. no fringe benefits, additional Bonus, or other compensation) for the one year period following termination.

e.           Voluntary Termination. In the event the Executive terminates the Executive’s employment on the Executive’s own volition the Executive shall receive Base Salary and benefits through the date of termination only, together with any Bonus that has been earned as of that date.

f.           Change of Control. If, within one year after a Change in Control the Company terminates Executive’s employment with the Company under Section 6(d) OR Executive voluntarily terminates such employment under Section 6(e), the following provisions will apply:

(1)           An amount equal to the sum of (A) Executive’s aggregate Base Salary (at the rate most recently determined) for a period equal to the remainder of the Term (the “Severance Period”), and (B) an amount equal to the greater of (i) Executive’s Bonus payment for the year preceding the date of termination, and (ii) the annual average of Executive’s Bonus payment during the two (2) years immediately preceding the date of termination, shall be paid to, or in trust for, Executive pursuant to Section 6(f)(7) in a lump sum within 30 days after the date of termination.

(2)           Executive shall receive any and all benefits accrued under any Incentive Plans and Benefit Plans to the date of his termination. The amount, form and time of payment of such benefits shall be determined by the terms of such Incentive Plans and Benefit Plans, and for purposes of such plans, Executive’s employment shall be deemed to have terminated by reason of retirement.

(3)           The Company agrees that for purposes of all Incentive Plans and Benefit Plans Executive shall be given service credit for all purposes for, and shall be deemed to be an employee of the Company during, the Severance Period, notwithstanding his inability to render services by reason of death or disability during the Severance Period or the fact that he is not an employee of the Company during the Severance Period; provided that, if the terms of any of such Incentive Plan or Benefit Plan do not permit such credit or deemed employee treatment, the Company will make identical payments and distributions outside of the Plans.

(4)           During the Severance Period Executive and his dependents will continue to be covered by all health, dental, disability, accident and life insurance plans or arrangements made available by the Company in which he or his dependents were participating immediately prior to the date of his termination as if he continued to be an employee of the Company, provided that, if participation in any one or more of such plans and arrangements is not possible under the terms thereof, the Company will provide substantially identical benefits. Executive’s right to continuation of coverage under the health insurance plan of employer pursuant to Section 4980B (or any successor section) shall commence at the end of the Severance Period.

(5)           No payments or benefits payable to or with respect to Executive during the Severance Period pursuant to this Section 6(f) shall be reduced by any amount Executive or his dependents, spouse or beneficiary may earn or receive from employment with another employer or from any other source.

(6)           Except as otherwise provided in Section 6(f)(7), upon the death of Executive all amounts payable hereunder to Executive pursuant to this Section 6(f) shall be paid to his devisee, legates or other designee, or in the absence of a designee, to his estate.

(7)           Amounts payable pursuant to Section 6(f)(1) shall be, at the election of Executive set forth in a written instrument delivered to the Company within 15 days after his termination of employment, be either paid to him in a lump sum or paid to the trustee of a trust to be established by the Company for the benefit of Executive, with a bank or trust company selected by Executive as trustee. If Executive elects to have payments made to the trustee of such trust, the trust agreement shall conform to the provisions of any applicable model trust set forth in any Internal Revenue Service authority and shall contain terms and conditions mutually satisfactory to Executive and the Company and that are not inconsistent with the provisions of any such model trust.

(8)           Treatment of Options.

(A)           If upon termination of his employment pursuant to Section 6(f)(1) Executive holds any options (the “Options”) with respect to the common stock (the “Common Stock”) of the Company, which are not then exercisable, said Options shall immediately vest upon termination. All such Options shall remain outstanding and exercisable for the remainder of the full term thereof (i.e. the term of said Option shall not be shortened as a result of any change in control provisions or other adjustment provisions contained in the Option agreement or the plan under which the Options were issued).

(B)           If Executive holds Options and (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Options, Executive shall have the right to receive, for each share of Common Stock underlying the Option that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which the Option is exercisable immediately prior to such event. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then Executive shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Option following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to Company or surviving entity in such Fundamental Transaction shall issue to Executive a new option consistent with the foregoing provisions and evidencing Executive’s right to exercise such Option into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 6(f)(8) and insuring that the Options (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(9)           Expenses. The Company shall pay to Executive all out-of-pocket expenses, including attorneys’ fees, incurred by Executive in connection with the successful enforcement of this Section 6(f) by Executive.

(10)           Definitions. For purposes of this Agreement:

(A)           “Benefit Plans” shall mean any qualified or supplemental defined benefit retirement plan or defined contribution retirement plan, currently or hereafter made available by the Company to Executive in which Executive is eligible to participate, or any private arrangement maintained by the Company solely for executive.

(B)           “Change in Control” shall be deemed to occur on the earliest of any of the following events:

(i)           The ownership by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, other than Executive, of more than 40% of the outstanding capital stock of the Company entitled to vote for the election of directors (“Voting Stock”);

(ii)           The effective time of (a) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger hold less than 80% of the Voting Stock of the surviving or resulting corporation, or (b) a transfer of all or substantially all of the property of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock; or

(iii)           The election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of (a) three independent directors or (b) directors constituting a majority of the number of directors of the Company then in office.

(C)           “Incentive Plans” shall mean any incentive, bonus, deferred compensation or similar plan or arrangement currently or hereafter made available by the Company in which Executive is eligible to participate.

7.           Covenant Not to Compete.

a.           Covenant Not to Compete. The Executive acknowledges and recognizes the highly competitive nature of the Company’s business and the goodwill, continued patronage, and specifically the names and addresses of the Company’s Clients (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement the Executive agrees to the following:

(1)       That during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), the Executive will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor or agent.

(2)       That during the Restricted Period and within the Restricted Area, the Executive will not, directly or indirectly, solicit, induce or influence any of the Company’s Clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

b.           Non-Disclosure of Information. Executive agrees that Executive will not use or disclose any Proprietary Information of the Company for the Executive’s own purposes or for the benefit of any entity engaged in Business Activities. As used herein, the term “Proprietary Information” shall mean trade secrets or confidential proprietary information of the Company which are material to the conduct of the business of the Company. No information can be considered Proprietary Information unless the same is a unique process or method material to the conduct of Company’s Business, or is a customer list or similar list of persons engaged in business activities with Company, or if the same is otherwise in the public domain or is required to be disclosed by order of any court or by reason of any statute, law, rule, regulation, ordinance or other governmental requirement. Executive further agrees that in the event his employment is terminated for any reason all Documents in his possession at the time of his termination shall be returned to the Company at the Company’s principal place of business. As used herein, the term “Documents” shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term “Documents” shall also mean identical copies of original documents or non-identical copies thereof.

c.           Company’s Clients. The “Company’s Clients” shall be deemed to be any individuals, partnerships, corporations, professional associations or other business organizations for whom the Company or its subsidiaries have performed Business Activities.

d.           Restrictive Period. The “Restrictive Period” shall be deemed to commence on the date of this Agreement, and end on the earliest to occur of the following:

(1)           twelve (12) months after the termination of this Agreement under Section 6(b), Section 6(c), Section 6(e), or Section 6(f); or

(2)           the date of the termination of this Agreement under Section 6(d); or

(3)           the end of the Term (provided the Agreement wasn’t earlier terminated under one of the provisions of Section 6).

e.           Competitive Business Activities. The term “Business Activities” as used herein shall be deemed to mean the Business.

f.           Restrictive Area. The term “Restrictive Area” shall be deemed to mean any State in which the Company does business.

g.           Covenants as Essential Elements of this Agreement. It is understood by and between the parties hereto that the foregoing covenants contained in Section 7 are essential elements of this Agreement, and that but for the agreement by the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Executive shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Executive.

h.           Survival After Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement, the covenants in Section 7 shall survive the termination of this Agreement and the Executive’s employment with the Company.

i.           Revisions. The parties hereto acknowledge that (A) the restrictions contained in Section 7 are fair and reasonable and are not the result of overreaching, duress, or coercion of any kind, and (B) Executive’s full, uninhibited, and faithful observance of each of the covenants contained in this Agreement will not cause Executive any undue hardship, financial or otherwise. It is the intention of all parties to make the covenants of Section 7 binding only to the extent that it may be lawfully done under existing applicable laws. In the event that any part of any covenant of Section 7 is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a reasonable, judicially enforceable limitation in place of the offensive part of the covenant and as so modified the covenant shall be as fully enforceable as set forth herein by the parties themselves in the modified form.

j.           Remedies. The Executive acknowledges and agrees that the Company’s remedy at law for a breach or threatened breach of any of the provisions of Section 7 herein would be inadequate and a breach thereof will cause irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Executive of any of the provisions of Section 7, the Executive agrees that, in addition to any remedy at law available to the Company, including, but not limited to, monetary damages and all rights of the Executive to payment or otherwise under this Agreement may be terminated, and the Company, without posting any bond, shall be entitled to obtain, and the Executive agrees not to oppose the Company’s request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

8.           Indemnification. The Executive shall continue to be covered by the Certificate of Incorporation and/or the Bylaws of the Company with respect to matters occurring on or prior to the date of termination of the Executive’s employment with the Company, subject to all the provisions of Nevada corporate law, Federal law and the Certificate of Incorporation and Bylaws of the Company then in effect. Such reasonable expenses, including attorneys’ fees that may be covered by the Certificate of Incorporation and/or Bylaws of the Company shall be paid by the Company on a current basis in accordance with such provision, the Company’s Certificate of Incorporation and Nevada corporate law. To the extent that any such payments by the Company pursuant to the Company’s Certificate of Incorporation and/or Bylaws may be subject to repayment by the Executive pursuant to the provisions of the Company’s Certificate of Incorporation or Bylaws, or pursuant to Nevada corporate law or Federal law, such repayment shall be due and payable by the Executive to the Company within twelve (12) months after the termination of all proceedings, if any, which relate to such repayment and to the Company’s affairs for the period prior to the date of termination of the Executive’s employment with the Company and as to which Executive has been covered by such applicable provisions.

9.           Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or the Executive’s estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

10.           Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Executive to the Executive’s last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

11.           Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

12.           Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the employment of the Executive and the matters set forth herein. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

13.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

14.           Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company’s affiliates controlled by or under common control with the Company.

15.           Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Executive shall conduct the Executive’s business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Executive is located.

16.           Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

17.           Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

18.           Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

19.           Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

20.           Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys’ fees at all trial and appellate levels, expenses and costs.

21.           Venue. Company and Employee acknowledge and agree that Dade County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

22.          Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS ENTIRE AGREEMENT, HAS HAD THE OPPORTUNITY TO DISCUSS THIS WITH HIS COUNSEL AND FURTHER ACKNOWLEDGES THAT HE UNDERSTANDS THE RESTRICTIONS, TERMS AND CONDITIONS IMPOSED UPON THE EXECUTIVE BY THIS AGREEMENT AND UNDERSTANDS THAT THESE RESTRICTIONS, TERMS AND CONDITIONS MAY BE BINDING UPON THE EXECUTIVE DURING AND AFTER TERMINATION OF THE EMPLOYMENT OF THE EXECUTIVE.

IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth above.

/s/ William O’Dowd IV
William O’Dowd IV
Dolphin Digital Media, Inc.
Signature:	/s/ Michael Espensen
Printed Name:	Michael Espensen
Title:	Director